UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders for Chelsea Therapeutics International, Ltd. was held on June 12, 2012.

At the meeting, our stockholders elected seven members to our board of directors for a term expiring at the annual meeting of stockholders in 2013, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Simon Pedder	25,001,649	12,272,547	16,753,386
Kevan Clemens	24,715,463	12,558,733	16,753,386
Norman Hardman	33,544,136	3,730,060	16,753,386
Johnson Y.N. Lau	24,696,513	12,577,683	16,753,386
William D. Rueckert	37,002,672	271,524	16,753,386
Roger Stoll	24,717,673	12,556,523	16,753,386
Michael Weiser	33,553,502	3,720,694	16,753,386

At the meeting, our stockholders approved the advisory resolution approving the compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 23,935,610 shares for, 13,338,586 shares against (including abstentions) and 16,753,386 broker non-votes.

The stockholders also approved an amendment to the Chelsea Therapeutics International, Ltd. 2004 Stock Plan to increase the number of shares available for issuance under the plan by 3,000,000 shares, from 7,400,000 shares to 10,400,000 shares. The vote for such proposal was 23,754,032 shares for, 13,520,164 shares against (including abstentions) and 16,753,386 broker non-votes.

At the meeting, our stockholders also ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The vote for such ratification was 53,540,061 shares for and 487,521 shares against (including abstentions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: June 12, 2012	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer